Exhibit 99.1

HENDERSON CITIZENS BANCSHARES, INC. ANNOUNCES APPROVAL OF GOING

PRIVATE TRANSACTION

HENDERSON, TEXAS, August 15, 2003 – Henderson Citizens Bancshares, Inc. announced today that its shareholders approved the Agreement and Plan of Merger, dated February 23, 2003, at a special meeting of the shareholders held on August 14, 2003. Henderson Citizens announced that documents to establish the effective date of Henderson Citizens’ going private transaction were filed as of 5:00 p.m. on August 14, 2003. Henderson Citizens will soon send instructions to its shareholders as of that date concerning how they may receive any cash payment to which they may be entitled. Henderson Citizens also plans to suspend its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 in the near future.

Henderson Citizens is a bank holding company and its banking subsidiary, Citizens National Bank, offers traditional banking services in its market area. Citizens National Bank is headquartered in Henderson, Texas and has 16 branch offices and one insurance agency subsidiary.

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